UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under § 240.14a-12

Kraton Corporation

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Letter to Kraton Employees

Fellow Kraton Colleagues:

As you now know, Kraton entered into a definitive agreement for the sale of the business to DL Chemical Co., Ltd on September 27, 2021. Many of you were able to join our town hall discussions, to learn more about DL Chemical, the transaction and its anticipated timing, and had the opportunity to ask questions. More recently, I hope you took the opportunity the review the information and read the introductory communication from Sean Kim, Vice Chairman & CEO of DL Chemical (on Konnect), where Sean shared his perspectives on the transaction and expressed a desire to establish a positive working relationship with Kraton. We will continue to update Konnect as more information becomes available.

We are beginning to move forward on the next steps necessary to close the transaction, which is still expected by mid-2022. As shared previously, there are requisite stockholder and regulatory approval steps that must be completed. And, our shared goal with DL Chemical is to ensure business continuity between now and through a successful close. In parallel, we will soon begin transition discussions and planning with DL Chemical. Initially, we will primarily facilitate DL Chemical’s desire to better understand our primary business processes, functional activities, and high priority initiatives.

To ensure an effective, coordinated approach, we will utilize a project management office or “PMO” systematic work stream approach to oversee the transition / integration planning process. Essentially, selected team members from Kraton, will work directly with their designated counter-parts from DL Chemical, to first identify key integration work streams, and ultimately ensure whatever preparation steps, in these work streams, are complete prior to Day 1 under DL Chemical’s ownership. I have asked Melinda Scissors Conley, our Chief Human Resources Officer, to lead the Kraton PMO in partnership with DL Chemical. As new information becomes available to share, Melinda will ensure effective and timely communication.

For now, let me take the opportunity to once again thank you all for your continued commitment to Kraton’s success, including our first core value of Safety, and our second core value of Integrity, which includes our unwavering commitment to run Kraton in compliance with applicable laws and regulations, 100% of the time. During this period of transition it is very important to remain focused and not become distracted. As a reminder and as stated when the DL Chemical transaction was first announced, until the close is completed we must continue to run Kraton in the “normal course”, with the only exception being for certain (extraordinary) approvals, decisions, commitments, etc. that our legal department will guide you through, if and when applicable. I know I can count on your support.

As always, please BE safe and REMAIN healthy.

Talk soon,

Kevin.

FORWARD LOOKING STATEMENTS

Some of the statements and information in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This communication includes forward-looking statements that reflect beliefs, expectations and current views of Kraton Corporation (“Kraton”) with respect to, among other things, its financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “approximately,” “expects,” “projects,” “represents,” “may,” “intends,” “plans,” “on track,” “anticipate,” the negative of such words or similar terminology, and include, but are not limited to, Kraton’s expectations with respect to the sale of Kraton, including the timing thereof.

Examples of forward-looking statements in this communications include, but are not limited to, statements about the price, terms and closing date of the proposed transaction (the “Merger”), and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the Merger contemplated by the merger agreement between DL Chemical Co., Ltd. (“DL Chemical”), DLC US Holdings, Inc., DLC US, Inc. and Kraton (the “Merger Agreement”). Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) we may be unable to obtain stockholder approval as required for the Merger; (ii) other conditions to the closing of the Merger may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the Merger may involve unexpected costs, liabilities or delays; (iv) our business may suffer as a result of uncertainty surrounding the Merger; (v) stockholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability; (vi) we may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances which, under the terms of the Merger Agreement, could give rise to the termination of the Merger Agreement; (viii) the proposed transactions may disrupt our current plans and operations or divert management’s attention from ongoing business operations; (ix) difficulties with our ability to retain and hire key personnel and maintain relationships with third parties as a result of the proposed Merger may occur; (x) Parent may be unable to obtain Debt Financing; and (xi) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all. Consider these factors carefully in evaluating the forward-looking statements.

All forward-looking statements in this communication are made based on management’s current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in Kraton’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in Kraton’s other filings with the Securities and Exchange Commission (the “SEC”), and include, but are not limited to, risks related to: not completing, or not completely realizing the anticipated benefits from, the sale of the business; receipt and timing of necessary regulatory approvals; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; and other factors of which Kraton is currently unaware, deems immaterial or are outside Kraton’s control. In addition, to the extent any inconsistency or conflict exists between the information included in this communication and the information included in our prior releases, reports or other filings with the SEC, the information contained in this communication updates and supersede such information. Kraton believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Kraton assumes no obligation to update such information in light of new information or future events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Kraton by DL Chemical. In connection with the proposed transaction, Kraton intends to file relevant materials with the SEC, including Kraton’s proxy statement on Schedule 14A, related to the solicitation of proxies for the Kraton stockholders’ meeting with respect to the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF KRATON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING KRATON’S PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, IN THEIR ENTIRETY WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, and Kraton stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Kraton. Such documents are not currently available.

Participants in Solicitation

Kraton and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Kraton common stock in respect of the proposed transaction. Information about the directors and executive officers of Kraton is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2021. Investors may obtain additional information regarding the interests of such persons in the proposed transaction, by security holdings or otherwise, by reading the definitive proxy statement regarding the acquisition when it becomes available.